UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 26, 2020

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38326	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CWBR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COHBAR, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2020, CohBar, Inc. (“CohBar”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which CohBar agreed to issue and sell an aggregate of 12,300,000 units (the “Units”) consisting of one share of its common stock (the “Common Stock”), par value $0.001 per share, and one warrant to purchase 0.75 of one share of Common Stock at an exercise price of $1.44 (the “Warrants”), to the Underwriters (the “Offering”) at the public offering price of $1.22 per Unit, less underwriting discounts and commissions. The Warrants are exercisable for five years from the closing date of the offering. Pursuant to the Underwriting Agreement, CohBar has also granted the Underwriters a 30-day option to purchase up to an additional 15% of the aggregate number of shares of Common Stock and/or 15% of the aggregate number of Warrants offered (the “Option”). The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-221724) that was filed by CohBar with the Securities and Exchange Commission (“SEC”) on November 22, 2017 and declared effective by the SEC on December 1, 2017, and a related prospectus supplement.

CohBar estimates that the net proceeds from the Offering will be approximately $13.6 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Option. CohBar intends to use the net proceeds from the Offering, together with its existing cash resources, for general corporate purposes, which may include funding preclinical and clinical development of CohBar’s peptides, increasing its working capital, operating expenses and capital expenditures. CohBar expects the Offering to close on August 28, 2020, subject to customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The form of Warrant is filed as Exhibit 4.1 to this report and the foregoing description of the terms of the Warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fenwick & West LLP, relating to the validity of the Units in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On August 26, 2020, CohBar issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

1.1	Underwriting Agreement, dated August 26, 2020
4.1	Form of Warrant
5.1	Opinion of Fenwick & West LLP
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)
99.1	Press Release dated August 26, 2020

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected net proceeds of the Offering and the anticipated use of proceeds of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in CohBar’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 13, 2020, the prospectus supplement related to the Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect CohBar’s results of operations, which would, in turn, have a significant and adverse impact on CohBar’s stock price. CohBar cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. CohBar undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

August 26, 2020	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno Chief Financial Officer

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